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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 10 to Registration Statement (No. 333-159962) on Form S-11 of Western Asset Mortgage Capital Corporation (a corporation in the development stage) of our report dated April 26, 2012 relating to the balance sheet of Western Asset Mortgage Capital Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
May 5, 2012

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM